Exhibit 32.1

Certifications of Acting Chief Executive Officer and Acting Chief Financial Officer of Ixia Pursuant to

Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Ixia (the “Company”) on Form 10-Q for the period ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Errol Ginsberg, Acting Chief Executive Officer of the Company, and Brent Novak, Acting Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	September 15, 2014	/s/ Errol Ginsberg
Errol Ginsberg Acting Chief Executive Officer

Date:	September 15, 2014	/s/ Brent Novak
Brent Novak Acting Chief Financial Officer